Exhibit 99.2

PRELIMINARY PROXY CARD

SUBJECT TO COMPLETION

Leo Holdings III Corp

21 Grosvenor Pl,

London SW1X 7HF, United Kingdom

SPECIAL MEETING

OF PUBLIC WARRANT HOLDERS OF LEO HOLDINGS III CORP

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF PUBLIC WARRANT HOLDERS

TO BE HELD ON ____________, 2021.

The undersigned, revoking any previous proxies relating to these public warrants, hereby acknowledges receipt of the Notice and Proxy Statement, dated _________, 2021, in connection with the special meeting of public warrant holders (the “warrant holders meeting”) of Leo Holdings III Corp (“Leo”) to be held at _________ a.m. Eastern Time on _________, 2021, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022, and hereby appoints Edward C. Forst, Lyndon Lea and Robert Darwent, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all public warrants of Leo registered in the name provided, which the undersigned is entitled to vote at the warrant holders meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying joint proxy statement/prospectus.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE WARRANT AMENDMENT PROPOSAL AND WARRANT HOLDERS ADJOURNMENT PROPOSAL.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE WARRANT AMENDMENT PROPOSAL AND WARRANT HOLDERS ADJOURNMENT PROPOSAL.

Proposal No. 1—The Warrant Amendment Proposal— RESOLVED, that the amendment of the warrant agreement, dated as of March 2, 2021, by and between, Leo and Continental Stock Transfer & Trust Company, as warrant agent, to amend and restate the Leo warrants, as contemplated by the Merger Agreement (as defined in the accompanying joint proxy statement/prospectus), to implement certain changes that are intended to result in the Leo warrants being accounted for as equity within the balance sheet of New Local Bounti (as defined in the accompanying joint proxy statement/prospectus), instead of as a liability measured at fair value with non-cash fair value adjustments recorded in earnings at each reporting period, be adopted and approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2—The Warrant Holders Adjournment Proposal—RESOLVED, that the adjournment of the warrant holders meeting to a later date or dates to permit further solicitation and vote of proxies if determined that more time is necessary or appropriate to approve the Warrant Amendment Proposal, be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:                                                                                                                                                                                                     , 2021

(Signature)

(Signature if held Jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE WARRANT AMENDMENT PROPOSAL AND WARRANT HOLDERS ADJOURNMENT PROPOSAL AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.